Schedule of Material Differences

The indemnity agreements between Sideware Systems Inc. and the following directors are identical in all material repsects:

Grant Sutherland
James Speros
Jay Nussbaum
John Shoemaker
Jack Kemp
Kenneth Thornton
Edward White
Peter Kozicki